UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2012

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida (Address of Principal Executive Offices)	33323 (Zip Code)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 13, 2012, Direct Insite Corp. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Matthew E. Oakes, the Company’s President and Chief Executive Officer, effective as of January 1, 2012.  The Employment Agreement supersedes Mr. Oakes’ previous employment agreement with the Company and provides that Mr. Oakes will continue to serve as President and Chief Executive Officer of the Company for a term of two years, terminating on December 31, 2013.

Pursuant to the terms of the Employment Agreement, Mr. Oakes’ annual base salary is $275,000.  Mr. Oakes is entitled to receive an annual bonus based on the Company’s performance in achieving prescribed revenue and EBIT targets.  He is also eligible to receive bonuses at the discretion of the Company.  Pursuant to the terms of the Employment Agreement, Mr. Oakes is also being awarded options to purchase an aggregate of 360,000 shares of common stock of the Company at an exercise price of $1.15 per share, 90,000 of such options to vest on the twelve-month anniversary of the date of grant and the remaining options to vest in equal monthly installments beginning on the thirteen-month anniversary of the date of grant and concluding on the four-year anniversary of the date of grant.  In addition, the Company has agreed to reimburse Mr. Oakes for up to $25,000 of expenses incurred by him in connection with his relocation to the Company’s headquarters in Sunrise, Florida.

Pursuant to the Employment Agreement, (i) if the Company terminates Mr. Oakes’ employment without cause or Mr. Oakes resigns for good reason, in each case as defined in the Employment Agreement, during 2012, or if a change of control transaction occurs and Mr. Oakes is terminated without cause, or resigns for good reason, within six months of such change of control transaction, the Company is required to pay Mr. Oakes 1.0 times his annual base salary and (ii) otherwise, if the Company terminates Mr. Oakes’ employment without cause or Mr. Oakes resigns for good reason, the Company is required to pay Mr. Oakes his annual base salary through the remainder of the term of the Employment Agreement, but in no event less than six months’ base salary; provided, however, that Mr. Oakes is required to execute and deliver to the Company a prescribed form of general release to receive the foregoing severance payments.

The Employment Agreement also contains confidentiality, non-compete and non-solicit covenants, all of which contain terms that the Company believes are customary in agreements of this type.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of January 1, 2012, by and between Direct Insite Corp. and Matthew E. Oakes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP.

/s/ Sandra Wallace
Sandra Wallace
Vice President of Finance; Acting CFO

Dated:  January 19, 2012